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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



     We have issued our report dated March 16, 1996, accompanying the financial statements of Optimax Industries, Inc. and consolidated subsidiaries in the Registration Statement. We consent to the use of the aforementioned report incorporated by reference in the Registration Statement Form S-3.



                              /s/ Schumacher & Associates, Inc.

                              SCHUMACHER & ASSOCIATES, INC.
                              12835 East Arapahoe Road
                              Tower II, Suite 110
                              Englewood, CO  80112

November 1, 1996